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                                                                   EXHIBIT 10.25

                      AGREEMENT WITH SELLER STOCKHOLDERS

          This Agreement with Seller Stockholders dated June 12, 1998 is by and among EISI, INC., a California corporation (the "Buyer"), and MICHAEL STAMMIRE,
                                                 -------
RICHARD BART MORAN, and CHRIS H. URSETTA (collectively the "Seller Stockholders"
                                                          ----------------------
and each individually referred to herein as a " Seller Stockholder")  who each
                                              ---------------------
reside in the State of California and who are the stockholders of DIGITAL NETWORKS CORPORATION, INC., a California corporation (the "Seller"). The Buyer
                                                          --------
and the Seller Stockholders are referred to collectively herein as the

"Parties." This Agreement shall be effective on and as of the Closing Date.
----------

                                    RECITALS

          A. The Buyer and the Seller are entering into an Asset Purchase Agreement concurrently herewith (the "Asset Purchase Agreement"). Certain terms
                                     --------------------------
used herein without definition are used herein as defined in the Asset Purchase Agreement.

          B. The Asset Purchase Agreement contemplates a transaction in which the Buyer will purchase the Acquired Assets (and accept responsibility for the Assumed Liabilities) of the Seller in return for cash and other consideration.

          C. The Buyer and the Seller make certain representations, warranties, and covenants in the Asset Purchase Agreement which will survive the Closing for purposes of potential indemnification. The Seller Stockholders, however, intend to cause the Seller to liquidate and dissolve immediately after the Closing. The Buyer and the Seller Stockholders therefore wish to provide for post-Closing indemnification against breaches of these representations, warranties, and covenants and to make certain other covenants among themselves.

                                   AGREEMENT

          Now, therefore, in consideration of the premises and the mutual promises herein made, the Buyer and the Seller Stockholders agree as follows.

          1. Definitions.
             ------------

          "Adverse Consequences" means all actions, suits, proceedings,
          ----------------------
hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities,

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obligations, Taxes, liens, losses, expenses, and fees, including court costs and
[reasonable] attorneys' fees and expenses.

          "Asset Purchase Agreement" has the meaning set forth in the recitals
          --------------------------
above.

          "Confidential Information" means any information concerning the
          --------------------------
businesses and affairs of the Seller that is not already generally available to the public.

          "Indemnified Party" has the meaning set forth in Section 4(d) below.
          -------------------

          "Indemnifying Party" has the meaning set forth in Section 4(d) below.
          --------------------

          "Party" has the meaning set forth in the preface above.
          -------

          "Requisite Seller Stockholders" means Seller Stockholders holding a
          -------------------------------
majority in interest of the total number of Seller Shares that all of the Seller Stockholders hold in the aggregate as set forth in the Annex.

          "Third Party Claim" has the meaning set forth in Section 4(d) below.
          -------------------

          2. Representations and Warranties of the Seller Stockholders. Each of
             ----------------------------------------------------------
the Seller Stockholders represents and warrants, jointly and severally, to the Buyer that the statements contained in this Section 2 are correct and complete as of the date of this Agreement with respect to himself.

          (a) Authorization. The Seller Stockholder has full power and authority
              --------------
(including, if the Seller Stockholder is a corporation, full corporate power and authority) to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller Stockholder, enforceable in accordance with its terms and conditions.

          (b) Noncontravention. Neither the execution and the delivery of this
              -----------------
Agreement by the Seller Stockholder, nor the performance by the Seller Stockholder of his obligations hereunder, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, stipulation, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller Stockholder is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller Stockholder is a party or by which he or it is bound or to which any of his assets is subject. Buyer acknowledges, however, that Seller has not obtained consents to the assignment of those contracts and

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agreements listed in the Disclosure Schedule, and Buyer has agreed to waive the
Seller's obligation to obtain such consents except as provided in
Section 2(h)(i)-(ii) in the Asset Purchase Agreement.

          (c) Investment.  The Seller Stockholder shall not acquire any of the
              -----------
Buyer Notes or the Convertible Notes (collectively, the "Notes") from the Seller unless such Seller Stockholder provides a written acknowledgement to the Buyer that the Seller Stockholder (i) understands the Notes have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Notes solely for his own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Notes, (v) is relying solely on the basis of his own independent investigation of the Buyer, (vi) is able to bear the economic risk and lack of liquidity inherent in holding the Notes, and (vii) is an Accredited Investor.

          (d) Seller Shares. The entire authorized capital stock of the Seller
              --------------
consists of 200,000 shares of "Seller Stock," of which only 60,000 shares are issued and outstanding and no Seller Stock is held in treasury. Each Seller Stockholder holds of record 20,000 shares of Seller Stock.

          (e) Seller Representations. All of the representations and warranties
              ----------------------
made by the Seller to the Buyer in the Asset Purchase Agreement are correct and complete as of the Effective Date.

          3.  Post-Closing Covenants. The Parties agree as follows with respect
              -----------------------
to the period following the Closing.

          (a) General. In case at any time after the Closing any further action
              --------
is necessary or desirable to carry out the purposes of the Asset Purchase Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 4 below). The Seller Stockholders acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Seller.

          (b) Litigation Support. In the event and for so long as any Party
              -------------------
actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint,

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claim, or demand in connection with (i) any transaction contemplated under the
Asset Purchase Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Seller, each of the other Parties will cooperate with the contesting or defending Party and his counsel in the contest or defense, make available his personnel, and provide such testimony and access to his books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 4 below).

          (c) Transition. None of the Seller Stockholders will take any action
              -----------
that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller prior to the Closing. Each of the Seller Stockholders will refer all customer inquiries relating to the businesses of the Seller to the Buyer from and after the Closing.

          (d) Confidentiality. Each of the Seller Stockholders will treat and
              ----------------
hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his possession. In the event that any of the Seller Stockholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller Stockholder will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 3(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Seller Stockholders is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller Stockholder may disclose the Confidential Information to the tribunal; provided, however, that the disclosing
                                          -----------------
Seller Stockholder shall use his best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

          (e) Covenant Not to Compete. Seller Stockholders each acknowledge and
              ------------------------
agree that they have technical expertise associated with the business of the Seller and are well known in the presentation/communications industry. In addition, the Seller Stockholders have valuable business contacts with clients and potential clients of the Seller and with professionals in the presentation/communication industry. The Seller's reputation and good will are an integral part of business success throughout the areas where it conducts its business. If Seller

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Stockholders deprive Buyer of the Seller's goodwill or in any manner use their reputation and goodwill in competition with the Seller, Buyer will be deprived of the benefits it has bargained for pursuant to this Agreement. Since Seller Stockholders have the ability to compete with the Seller in the operation of the Seller's business, Buyer, therefore, desires that the Seller Stockholders enter into this covenant not to compete. But for Seller Stockholders' entry into this covenant not to compete, Buyer would not enter into the Asset Purchase Agreement. It is, therefore, understood and agreed that by their authorization of the Seller's entry into the Asset Purchase Agreement, the Seller Stockholders have transferred to Buyer all of their business goodwill in the Seller as contemplated by California Business and Professions Code Section 16601. Seller Stockholders, therefore, agree that for a period of five (5) years from the Closing (the "Term"), Seller Stockholders shall not, without Buyer's prior written consent (which may be given or withheld in Buyer's sole and absolute discretion), directly or indirectly,

          (i) own, manage, join, operate or control, or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with, or permit their names to be used by or in connection with, any profit or non-profit business or organization which produces, designs, conducts research on, provides, sells, distributes or markets products, goods, equipment or services which, directly or indirectly compete with the Seller's and/or the Buyer's business, as conducted by the Seller immediately prior to the Closing and as is proposed to be conducted by the Buyer after the Closing, in the Counties specified in Exhibit I attached hereto of the United States, or in any other countries in which the Seller's and/or the Buyer's business is conducted;

          (ii) call on or solicit or divert or take away from the Seller and/or the Buyer (including without limitation by divulging to any competitor or potential competitor of the Seller and/or the Buyer) any Person, firm or corporation or other entity who is or which at the Closing was a customer of the Seller and/or the Buyer or whose identity is known to the Seller Stockholders at the Closing as one whom the Seller and/or the Buyer intends to solicit; or

          (iii) hire or offer employment to or seek to hire or offer employment to any employee of the Seller whose employment is continued by the Seller after the Closing or any employee of any successor or affiliate of the Seller, unless Buyer first terminates the employment of such employee or gives its written consent to such employment or offer of employment.

Seller Stockholders acknowledge that the provisions of this Section 3(e) are reasonable and necessary to protect legitimate interests of Buyer. Seller Stockholders further acknowledge that any breach of this Section 3(e) by them will cause irreparable injury to Buyer, for which the available remedies at law will not be adequate. Accordingly, in the event of any such breach or threatened breach of any provisions of this Section 3(e), in addition to any other remedy provided by law or in equity, the Buyer shall be entitled to appropriate injunctive relief and/or specific performance, in any court of competent jurisdiction, restraining the Seller Stockholders from

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

any such actual or threatened breach of this section without posting bond or other security. Seller Stockholders stipulate to the entry against them of any temporary, preliminary or permanent injunction and agree not to resist the Buyer's application for such equitable relief, except on the grounds that the acts or omissions alleged do not violate any of the provisions of this section. Seller Stockholders shall, in the event that any injunctive relief or damages shall be granted to the Buyer, pay all of the Buyer's reasonable costs and expenses, including attorneys' fees, incurred in obtaining such relief. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 3(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          (f) Personal Guarantees. The Buyer shall, within ninety (90) days
              --------------------
after the date of this Agreement obtain the release of the Seller Stockholders from any personal guarantees they have given for the indebtedness of the Seller. The Seller Stockholders have set forth in Schedule 4(f) attached hereto a complete list of all indebtedness for which they have given a personal guaranty and have delivered to Buyer correct and complete copies of all documents evidencing the indebtedness and their personal guarantees.

          (g) Note Legend. Each Note will be imprinted with a legend
              ------------
substantially in the following form:

          THE PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS SUBJECT TO CERTAIN RECOUPMENT AND OFFSET PROVISIONS SET FORTH IN AN AGREEMENT WITH SELLER STOCKHOLDERS DATED AS OF JUNE 12, 1998 (THE "AGREEMENT") AMONG THE ISSUER OF THIS NOTE AND CERTAIN OTHER PERSONS. THIS NOTE WAS ORIGINALLY ISSUED ON ____, 19__, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE AGREEMENT. THE ISSUER OF THIS NOTE WILL FURNISH A COPY OF THESE PROVISIONS TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST.

Each holder desiring to transfer any Note first must furnish the Buyer with (i) a written opinion satisfactory to the Buyer in form and substance from counsel reasonably satisfactory to the Buyer by reason of experience to the effect that the holder may transfer the Note as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee satisfactory to the Buyer in form and substance agreeing to be bound by the offset and recoupment provisions and the restrictions on transfer contained herein.

          4.  Remedies for Breaches of this Agreement and the Asset Purchase
              --------------------------------------------------------------
Agreement.
----------

          (a) Survival of Representations and Warranties. All of the
              -------------------------------------------
representations and warranties of the Buyer, the Seller, and the Seller Stockholders contained in the Asset Purchase Agreement and in this Agreement shall survive the Closing (without regard to any investigation made by any of the Parties and even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

          (b) Indemnification Provisions for Benefit of the Buyer.
              ----------------------------------------------------

               (i) Subject to the provisions of Section 4 (b)(iv) below, in the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of its representations, warranties, and covenants contained in the Asset Purchase Agreement, and, if there is an applicable survival period pursuant to Section 4(a) above, provided that the Buyer makes a written claim for indemnification against any of the Seller Stockholders pursuant to Section 5(h) below within such survival period, then each of the Seller Stockholders agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

               (ii) Subject to the provisions of Section 4(b)(iv) below, in the event any of the Seller Stockholders breaches (or in the event any third party alleges facts that, if true, would mean any of the Seller Stockholders has breached) any of his representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 4(a) above, provided that the Buyer makes a written claim for indemnification against the Seller Stockholder pursuant to Section 5(h) below within such survival period, then the Seller Stockholder agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

               (iii) Subject to the provisions of Section 4(b)(iv) below and in addition to the foregoing, each of the Seller Stockholders agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

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

               (x) any Liability of the Seller which is not an Assumed Liability (including any Liability of the Seller that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law);

               (y) any Liability of any of the Seller for any unpaid Taxes with respect to any Tax year or portion thereof ending on or before the Closing Date or any Liability of any of the Seller's Subsidiaries for the unpaid Taxes of any Person (other than any of the Seller and its Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (iv) The foregoing notwithstanding, the Seller Stockholders shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the Seller contained in Section 4(g)-(j) and Section 4(l)-(cc) of the Asset Purchase Agreement until the Buyer has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $20,000 aggregate threshold (at which point the Seller Stockholders will be obligated to indemnify the Buyer from and against such further Adverse Consequences) and there will be a $1,000,000 aggregate ceiling on the obligation of the Seller Stockholders to indemnify the Buyer from and against Adverse Consequences.

     (c) Indemnification Provisions for Benefit of the Seller Stockholders. In
         ------------------------------------------------------------------
the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained in the Asset Purchase Agreement and in this Agreement, and, if there is an applicable survival period pursuant to Section 4(a) above, provided that any of the Seller Stockholders makes a written claim for indemnification against the Buyer pursuant to Section 5(h) below within such survival period, then the Buyer agrees to indemnify each of the Seller Stockholders from and against any Adverse Consequences the Seller Stockholder may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller Stockholder may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

The Buyer also agrees to indemnify each of the Seller Stockholders from and against the entirety of any Adverse Consequences the Seller Stockholder may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liability.

     (d) Matters Involving Third Parties.
         --------------------------------

          (i) If any third party shall notify any Party (the "Indemnified
                                                             ------------
     Party") with respect to any matter (a "Third Party Claim") which may give
                                           -------------------
     rise to a claim for indemnification against any other Party (the

     "Indemnifying Party") under this Section 4, then the Indemnified Party
     --------------------
     shall promptly notify each Indemnifying Party thereof in writing; provided,
                                                                       ---------
     however, that no delay on the part of the Indemnified Party in notifying
     -------
     any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 30 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice [materially] adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 4 (d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably). In the event any of the conditions in Section 4(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the

     Third Party Claim (including reasonable attorneys' fees and expenses), and
     (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 4.

     (e)  Determination of Adverse Consequences. The Parties shall take into
          --------------------------------------
account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this (S)4. All indemnification payments under this Section 4 shall be deemed adjustments to the Purchase Price.

     (f)  Recoupment Under The Notes. The Buyer shall have the option of
          ---------------------------
recouping all or any part of any Adverse Consequences it may suffer (in lieu of or in addition to seeking any indemnification to which it is entitled under this
Section 4) by notifying any Seller Stockholder that the Buyer is reducing the principal amount outstanding under any of the Notes. This shall affect the timing and amount of payments required under the Notes in the same manner as if the Buyer had made a permitted prepayment (without premium or penalty) thereunder.

     (g)  Other Indemnification Provisions. The foregoing indemnification
          ---------------------------------
provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant. Each of the Seller Stockholders hereby agrees that he or it will not make any claim for indemnification against any of the Buyer and its Subsidiaries by reason of the fact that he or it was a director, officer, employee, or agent of any of the Seller or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller Stockholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

     (h)  Buyer's Failure to Make Payments Under The Notes. In the event the
          -------------------------------------------------
Buyer fails to make any payment under any of the Notes described in the Section 2(b) of the Asset Purchase Agreement or required by the Earn Out and the failure is not cured within 120 days after written notice to the Buyer pursuant to
Section 5(h) below, the Seller Stockholders shall be relieved of the restrictions set forth in of Sections 3(d) and (e) of this Agreement.

     5. Miscellaneous.
        --------------

     (a) Press Releases and Public Announcements.  None of the Seller
         ----------------------------------------
Stockholders shall issue any press release or make any public announcement relating to the subject matter of the Asset Purchase Agreement without the prior written approval of the Buyer.

     (b) No Third Party Beneficiaries. This Agreement shall not confer any
         ----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (c) Entire Agreement. This Agreement (including the documents referred to
         -----------------
herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (d) Succession and Assignment. This Agreement shall be binding upon and
         --------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Requisite Seller Stockholders; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain liable and responsible for the performance of all of its obligations hereunder).

     (e) Counterparts. This Agreement may be executed in one or more
         -------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) Headings. The section headings contained in this Agreement are inserted
         ---------
for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) Notices. All notices, requests, demands, claims, and other
         --------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Seller Stockholders:  Michael Stammire
------------------------------
                                25841 Sheriff
                                Laguna Hills, California 92653

                                Richard Bart Moran

                           27377 Paseo Sienna
                           San Juan Capistrano, California 92675

                           Chris Ursetta
                           30351 Via Festivo
                           San Juan Capistrano, California 92675

                           with a copy to:

                           Brown & Streza LLP
                           7700 Irvine Center Drive, Suite 900
                           Irvine, California 92618

                           Attention: Richard E. Streza, Esq.

     If to the Buyer:      EISI, Inc.
     ----------------
                           140 East Dana Street
                           Mountain View, California 94041

                           Attention: Donald J. Esters
                           Chairman of the Board

                           with a copy to:

                           Latham & Watkins
                           633 West Fifth Street, 40th Floor
                           Los Angeles, California 90071

                           Attention: Russell F. Sauer, Jr.


     If to the Buyer:      EISI, Inc.
     ----------------
                           140 East Dana Street
                           Mountain View, California 94041

                           Attention: Donald J. Esters
                           Chairman of the Board

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (h) Governing Law. This Agreement shall be governed by and construed in
         --------------
accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any other jurisdiction.

     (i) Amendments and Waivers. No amendment of any provision of this Agreement
         -----------------------
shall be valid unless the same shall be in writing and signed by the Buyer and the Requisite Seller Stockholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (j) Severability. Any term or provision of this Agreement that is invalid
         -------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k) Expenses. Each of the Parties will bear his own costs and expenses
         ---------
(including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby (except as otherwise provided herein).

     (l) Construction. The Parties have participated jointly in the negotiation
         -------------
and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     (m) Incorporation of Exhibits, Annexes and Schedules. The Exhibits, Annexes
         -------------------------------------------------
and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (n) Specific Performance. Each of the Parties acknowledges and agrees that
         ---------------------
the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this

Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 6(o) below) in addition to any other remedy to which they may be entitled, at law or in equity.

     (o) Submission to Jurisdiction. Each of the Parties submits to the
         ---------------------------
jurisdiction of any state or federal court sitting in Orange County, California in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party appoints the Process Agent as his agent to receive on his behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any Party may make service on any other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in
Section 5(h) above or (ii) to the Party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in
Section 5(h) above. Nothing in this Section 5(o), however, shall affect the right of any Party to

               [Remainder of this page intentionally left blank.]

serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

EISI, INC.



By: /s/ DONALD J. ESTERS
   -----------------------------
   Donald J. Esters
   Chairman of the Board


SELLER STOCKHOLDERS


/s/ MICHAEL STAMMIRE
--------------------------------
Michael Stammire


/s/ RICHARD BART MORAN
--------------------------------
Richard Bart Moran


/s/ CHRIS H. URSETTA
--------------------------------
Chris H. Ursetta